Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in:

Description	Registration Statement Number

Form S-3 ASR
Lowe’s Stock Advantage Direct Stock Purchase Plan	333-248600
Debt Securities, Preferred Stock, Common Stock	333-226983

Form S-8
Lowe’s 401(k) Plan	33-29772
Lowe’s Companies, Inc. Directors’ Stock Incentive Plan	33-54497
Lowe’s Companies, Inc. 1994 Incentive Plan	33-54499
Lowe’s Companies, Inc. 1997 Incentive Plan	333-34631
Lowe’s Companies, Inc. Directors’ Stock Option Plan	333-89471
Lowe’s Companies Benefit Restoration Plan	333-97811
Lowe’s Companies Cash Deferral Plan	333-114435
Lowe’s Companies, Inc. 2006 Long-Term Incentive Plan	333-138031; 333-196513
Lowe’s Companies Employee Stock Purchase Plan - Stock Options for Everyone	333-36096; 333-143266; 333-181950
Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan	333-249586

of our reports dated March 22, 2021, relating to the financial statements of Lowe’s Companies, Inc. and the effectiveness of Lowe’s Companies, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 29, 2021.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 22, 2021